Exhibit 10.1

As of August 12, 2011

Dr. Nicholas D. Trbovich (Nicholas D. Trbovich, Sr.)
28 Tanglewood Drive, West
Orchard Park, NY 14127

Dear Dr. Nicholas D. Trbovich (Nicholas D. Trbovich, Sr.):

You and Servotronics, Inc. (the “Company”) are parties to an Employment Agreement, dated July 1, 2005 and ratified on June 30, 2006 pursuant to which you are employed by the Company. This letter confirms such Amended Employment Agreement and subsequent ratification and subsequent Amendments dated August 4, 2006, July 6, 2007, July 9, 2008, December 31, 2008, July 2, 2009 and as of July 22, 2010 any and all other relevant amendments (the “Amended Agreement”).

This letter will also confirm your agreement and that of the Company (pursuant to a resolution of the Board of Directors passed at a meeting held on August 12, 2011) to amend Paragraph 3 of the Amended Agreement to delete “$529,300.00” and insert in its place “$545,170.00” (effective May 1, 2011) subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

Bernadine E. Kucinski,
Assistant Corporate Secretary

ACCEPTED AND AGREED

Dr. Nicholas D. Trbovich
Dr. Nicholas D. Trbovich	As of August 12, 2011
(Nicholas D. Trbovich, Sr.)	Date